UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 30, 2005, Bottomline Technologies (de), Inc. (the “Registrant”) issued a press release announcing that it had priced its previously announced underwritten public offering at a public offering price of $14.00 per share and increased by 400,000 the number of shares offered by Bottomline. The offering will be for an aggregate of 4,400,000 shares of common stock, consisting of 3,150,000 shares offered by Bottomline and 1,250,000 shares offered by selling stockholders. All of the shares are being offered through a prospectus supplement pursuant to the Registrant’s shelf registration statement, which was declared effective by the Securities and Exchange Commission on June 17, 2005. Needham & Company, LLC, Adams Harkness, Inc., A.G. Edwards and Thomas Weisel Partners LLC are the underwriters for the offering. The information contained in the press release dated June 30, 2005 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

The Registrant filed the final prospectus relating to the issuance and sale of the shares with the Securities and Exchange Commission on June 30, 2005. In connection with the filing of the prospectus supplement, the Registrant is filing the underwriting agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: June 30, 2005	By:	/s/ Kevin M. Donovan
Kevin M. Donovan Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated June 29, 2005

99.1	Press release dated June 30, 2005